            Exhibit 23j(2). - Consent of the Independent Accountants


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 17, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report to Shareholders of Eclipse Funds Inc. and Eclipse Funds which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
December 30, 2002




                                        2